Exhibit 11.2

GENERAL CODE OF CONDUCT

TABLE OF CONTENTS

TITLE I. OBLIGATION TO COMPLY WITH THE GENERAL CODE	3
1. Obligation to know and comply with the General Code	3

TITLE II. GENERAL CONDUCT GUIDELINES	3
2. Compliance with laws, rules and regulations (general and internal) and ethical behavior.	3
3. Commitment	3
4. Responsibility	3
5. Commitment to the Group	4

TITLE III. CONDUCT GUIDELINES FOR CERTAIN SPECIFIC SITUATIONS.	5

CHAPTER I. TRADING FOR ONE’S OWN ACCOUNT.	5
6. Trading for investment, not speculation	5
7. Group Securities and Privileged Information	5

CHAPTER II. CONFLICTS OF INTEREST	6
8. General rules	6
9. Relationship with the Group.	6
10. Relationships with suppliers.	6
11. Relationships with clients.	6
12. Gifts, commissions or financial facilities.	7

CHAPTER III. INFORMATION CONTROL AND CONFIDENTIALITY	7
13. General duty to maintain secrecy	7

CHAPTER IV. OUTSIDE RELATIONSHIPS AND RELATIONSHIPS WITH AUTHORITIES.	8
14. Courses	8
15. Dissemination of information	8
16. Relationship with authorities.	9
17. Political or membership activities.	9

CHAPTER V. PROFESSIONAL TREATMENT OF CLIENTS.	9
18. Selling products and services.	9
19. Information on transactions in progress or their payoffs	10

TITLE IV. ORGANIZATION FOR ENFORCING THE GENERAL CODE.	10
20. Authorities	10
21. Non-compliance	10

TITLE I. OBLIGATION TO COMPLY WITH THE GENERAL CODE.

1.	Obligation to know and comply with the General Code. This General Code applies to members of the governing bodies of Group companies, to all persons subject to the Code of Conduct in Securities Markets, and to all persons identified by the Human Resources Office and expressly notified that they are subject this Code (the “Code Subjects”).

The Code Subjects have the obligation to know and comply with the General Code and to help facilitate its implementation in the Group, which includes reporting any violation that they know of to the Compliance Office.

TITLE II. GENERAL CONDUCT GUIDELINES.

2.	Compliance with laws, rules and regulations (general and internal) and ethical behavior

2.1	The Code Subjects will comply with both the general provisions (Laws, regulations, circulars from supervisory agencies) and the Group’s internal rules and regulations (including, if applicable, the Money Laundering Prevention Manual and the Code of Conduct in Securities Markets) that may be applicable to their activity. Insofar as such laws, rules and regulations establish stricter obligations than those contained in this General Code, those outlined herein will be given priority.

2.2.	Any Code Subject who is arraigned, indicted or charged in criminal or disciplinary administrative legal proceedings must inform the Compliance Office as soon as possible.

2.3.	In addition, the Code Subjects will exhibit upstanding, impartial and honest professional behavior that conforms to the Group’s principles of corporate social responsibility. They will refrain from taking part in illegal or immoral activities or attracting business to the Group by using them. Frequent attendance at gaming casinos and gambling in general are considered unadvisable. Under no circumstances will the Code Subjects engage in such activities with persons that have any type of professional or client relationship with the Group.

3.	Commitment. The Code Subjects commit to performing their duties in the Group to the best of their abilities. They will not render professional services, compensated or not, and no matter what relationship such services are based on, except with express authorization from the Compliance Office.

4.	Responsibility. The Code Subjects will employ their technical and professional capabilities and the take the proper prudence and care in the performance of their activity in the Group. In particular, and notwithstanding this general rule:

(i)	They will be responsible for obtaining the training needed to best perform their duties.

(ii)	In determining the prices and conditions for the transactions in which they are involved, they will conform to the applicable laws, rules and regulations according to the type of operation involved and, if applicable, to the rules and rates established by the Group.

(iii)	They will follow the internally established procedures, especially with regard to authorities and risk limits.

(iv)	They will keep accurate and meticulous accounting records of contracted transactions and maintain the files and records required in their activity with the same criteria.

(v)	They will observe the rules and regulations relative to occupational health and safety, in order to prevent and minimize occupational risks.

(vi)	They will comply, insofar as applicable, with the rules and regulations outlined in the Money Laundering Prevention Manual and the Code of Conduct in Securities Markets and the instructions issued to enforce them.

5.	Commitments to the Group. The Code Subjects will always act in the best interest of the Group, making proper use of the means made available to them and avoiding actions that may be damaging to the Group. In particular, and notwithstanding the general rule above:

(i)	They will protect and safeguard the Group assets at their disposal or to which they have access, making no other use of them than that needed for their duties, and refraining from any disposal or encumbrance without the appropriate authorization.

(ii)	They will take care to ensure that expenses strictly match needs.

(iii)	They will pay special attention to the computer systems, taking particular precautions with the security measures for them.

(iv)	They will respect the intellectual property and usage rights that belong to the Group with regard to the courses, projects, programs and computer systems; equipment, manuals and videos; knowledge, processes, technology, “know-how” and, in general, all other projects and work developed or created in the Group, whether as a consequence of their own professional activity or that of others. Therefore, they will not use them outside the Group and will return all support material when so requested.

(v)	They will not use the image, name or trademarks of the Group other than to properly perform their professional activity in the Group.

(vi)	They will refrain from using business opportunities that are of interest to the Group for their own benefit.

(vii)	They will not make improper use of e-mail, Internet access or other similar facilities made available to them.

TITLE III. CONDUCT GUIDELINES FOR CERTAIN SPECIFIC SITUATIONS.

CHAPTER I. TRADING FOR ONE’S OWN ACCOUNT.

6.	Trading for investment, not speculation. The Code Subjects may only trade on financial markets (including the securities markets and other financial instruments) for purposes of investment and never speculation. In particular, and notwithstanding the general rule:

(i)	They will deal in securities that are traded on organized markets, for which there is public information and which have a high level of liquidity.

(ii)	They will not make transactions for immediate profit, transactions that are recurring or repetitive in nature, or those that, because of their risk or other circumstances, require continuous tracking of the market that might interfere with their professional activity in the Group.

(iii)	They will avoid incurring excessive debt to finance their transactions and in no case deal in the red or without sufficient funds.

(iv)	Insofar as possible, and whenever the conditions for the transactions are competitive, they will endeavor to trade through Group companies.

7.	Group Securities and Privileged Information

7.1.	Any purchase or sale of stock issued by Banco Santander Central Hispano S.A., Banco Santander-Chile and, if applicable, the Group Company at which the Code Subject works, must be reported to the Compliance Office within no more than three days after it takes place.

7.2.	All Code Subjects who have access to Privileged Information may not trade in the securities or financial instruments to which such information pertains, nor advise others to do so, nor transmit the contents of that information, except in strict exercise of their professional duties. Privileged Information includes all information of a specific nature that directly or indirectly relates to one or more securities or financial instruments accepted or in the process of being accepted for trading on an organized market or system, or to the issuers of those securities or financial instruments, that has not been made public, and if it were, could have a significant impact on their trading price.

CHAPTER II. CONFLICTS OF INTEREST

8.	General Rules. The Code Subjects will always act so that their particular interests, those of their family members or other individuals related to them do not take priority over those of the Group or its clients. This conduct guideline will apply both to the Code Subjects’ relationships with the Group itself and their relationships with the Group’s clients, suppliers or any other third party.

9.	Relationship with the Group. The Code Subjects will refrain from taking part (either in decision-making or in functions that represent the Group) in transactions of any kind (including granting loans, endorsements or any other type of financial facilities) that are in any way connected or related to their personal or family interests. As a result, and notwithstanding the above general rule:

(i)	They will refrain from developing business relationships with any Group company beyond a strict client relationship.

(ii)	They will not grant special treatment or work conditions based on personal or family relationships.

(iii)	They may not acquire, either directly or through related persons, assets or property belonging to the Group, except for transactions that are the consequence of a public offering or those with express authorization from the Compliance Office. The same restrictions will apply whenever assets or property belonging to the Code Subjects or persons related to them are transferred to the Group.

10.	Relationships with suppliers.

10.1.	The Code Subjects, and especially those involved in making decisions on contracting supplies or services or setting the financial conditions for them, will avoid any type of interference that might affect their impartiality or objectivity in that regard. Insofar as possible, exclusive relationships will be avoided.

10.2.	Outside supplies and services must be contracted following the procedures established for that purpose in each case, and if such procedures do not exist, through arm’s-length and objective procedures.

11.	Relationships with clients

11.1.	Absent prior written authorization from the Compliance Office, no Code Subject may personally accept fiduciary commitments, agencies or powers of attorney for clients, except those resulting from family relationships.

11.2.	The Code Subjects will endeavor to avoid an exclusive relationship with a client that may result in an excessive personal connection or restrict the client’s access to other Group employees or channels.

11.3	Under no circumstances will one client be encouraged to make a transaction in order to benefit another, except if both are aware of their different positions and expressly agree to the transaction. The Code Subjects must inform clients of the relationships, financial or other, that may involve a conflict of interest for them.

12.	Gifts, commissions or financial facilities.

12.1	Accepting any type of income or commission for transactions made by the Group is prohibited, as well as otherwise taking advantage of the position held in the Group to one’s own advantage.

12.2.	No Code Subject may accept gifts, invitations, favors or any other type of compensation related to their professional activity in the Group that comes from clients, suppliers, middlemen, counterparts or any other third parties. This limitation does not include:

(i)	Promotional objects of little value.

(ii)	Normal invitations that do not exceed the limits considered reasonable in social practice.

(iii)	Occasional courtesies for specific and exceptional reasons (such as Christmas or wedding gifts), provided they are not in cash and are within moderate and reasonable limits.

Any invitation, gift or courtesy that, because of its frequency, characteristics or circumstances, might be interpreted by an objective observer as an act with the intent to affect impartial judgment, will be rejected and reported to the Compliance Office. Even if such circumstances do not arise, any gift, invitation or courtesy worth more than 150 euros must first be authorized by the Department Manager of the individual for whom it is intended.

12.3.	No Code Subject may, either him/herself or through an intermediary, borrow money or receive any other type of financial facility from clients, suppliers, middlemen, counterparts or any other third party, except those that may result from family relationships.

CHAPTER III. INFORMATION CONTROL AND CONFIDENTIALITY.

13.	General duty to maintain secrecy.

13.1	In general, The Code Subjects must maintain confidentiality with regard to all non-public data and information that they learn as a result of performing their professional activity, whether coming from or relating to clients, the Group, other Group employees or Officers or any other third party.

As a result, and notwithstanding the general rule above:

(i)	They must utilize such data and information exclusively to perform their professional activity in the Group; may not provide it except to those other professionals who need to know it for the same purpose; and will refrain from using it for their own benefit.

(ii)	All personal information will be treated in an especially restrictive manner, so that only the information which is needed is gathered and the principles of security, truthfulness and accuracy that result from the applicable norms are applied to such information and the files containing it, endeavoring to ensure maximum respect for privacy.

(iii)	Data and information relative to accounts, financial positions, financial statements, business dealings and the activity of clients in general will be treated with confidentiality and will only be given to third parties outside the Group following legally regulated procedures, save express authorization from the client.

(iv)	The information relative to other employees, members of the Board of Directors and Officers, including, if applicable, information relative to remunerations, evaluations and medical checkups, will be treated with special care.

This confidentiality obligation will remain in effect even after the relationship with the Group has terminated.

13.2	The provisions of the preceding paragraphs are understood as notwithstanding attention to requests made by competent authorities pursuant to applicable law. In the event of doubt, the Compliance Office will be consulted.

CHAPTER IV. OUTSIDE RELATIONSHIPS AND RELATIONSHIPS WITH AUTHORITIES.

14.	Courses. The participation of The Code Subjects as teachers in outside courses or seminars will require prior authorization from their Department Manager.

15.	Dissemination of Information.

15.1	The Code Subjects will refrain from transmitting any information or news on the Group or third parties to the communications media, by their own initiative or upon request and, in any event, will refer to the Public Relations Office for such matters.

15.2	The Code Subjects will avoid spreading gossip or rumors.

16.	Relationship with authorities.

16.1	The Code Subjects will maintain an attitude of respect toward the representatives of the authorities and cooperation with them in their official capacities.

16.2	Requests for information or execution orders will be registered as soon as they are received and forwarded to the Compliance Office as quickly as possible to ensure that they are handled appropriately.

16.3	Any offer, favor, compensation or courtesy to government officials or employees that could be perceived as linked to the purpose of obtaining benefits or favorable decisions from the authorities or supervisors is prohibited.

17.	Political or membership activities.

17.1	Joining, belonging to or collaborating with political parties or other types of organizations, institutions or associations with public purposes or purposes that exceed those inherent to the Group, or giving contributions or providing services to them, must be done in such a way that their personal nature is clear and any Group involvement is avoided.

17.2	Before accepting any public position, the Code Subjects must report it to the Compliance Office so that the Compliance Office can determine whether there are incompatibilities or restrictions.

CHAPTER V. PROFESSIONAL TREATMENT OF CLIENTS.

18.	Selling products and services. The Code Subjects will take special care to offer clients only the products or services that match their characteristics and needs, so that products and services are sold after the client knows and understands their content, benefits, risks and costs. Therefore, and notwithstanding this general rule:

(i)	They will impartially and thoroughly inform clients of the different products and services, explaining all relevant elements and warning them of the applicable risks, expenses and commissions, especially when high-risk financial products are involved. Any forecast or prediction must be reasonably justified and accompanied by the explanations needed to avoid misunderstandings.

(ii)	They will apply the current commission rates.

(iii)	They will avoid selling products or services that are of no actual interest to the client, for the sole purpose of generating commissions or income.

(iv)	They will not offer advantages or benefits to some clients to the detriment of others.

(v)	They will ensure that products and services are sold as established in the internal procedures, obtaining and retaining the required documentation and, when applicable, furnishing a copy of that documentation to the clients.

19.	Information on transactions in progress or their payoffs.

19.1.	The Code Subjects will provide clients, in a clear, correct, precise and sufficient manner and during business hours, with the information at their disposal that has a relevant effect on client transactions, and will obtain the instructions that may be needed.

19.2.	For contracts that last for more than one year, they must provide clients with the appropriate periodic information. They will also inform clients of the changes in rates or commissions.

19.3.	In payoffs made for transactions or services, they will gather the data needed to allow the client to check the results of the payoff and the financial conditions for the transaction.

TITLE IV. ORGANIZATION FOR ENFORCING THE GENERAL CODE.

20.	Authorities.

20.1.	The Compliance Office is in charge of arranging training for proper understanding of the General Code; establishing the list of the Code Subjects at the suggestion of the Human Resources Office; interpreting the Code; and all other functions attributed to it in the Code.

20.2.	In turn, the Unit, Department or Division Managers are in charge of ensuring compliance with the code in their respective work environments, and the Human Resources Office is in charge of ensuring that the Code is properly observed in general.

21.	Non-compliance.

Non-compliance with the General Code may result in disciplinary action, notwithstanding possible administrative or criminal sanctions, as applicable.